EXHIBIT 99(q)


                         CONSENT OF ROGER W. STONE

               The undersigned hereby consents to the inclusion of his name in the Joint Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 as a person to become a director of Smurfit-Stone Container Corporation upon consummation of the merger of JSC Acquisition Corporation, a wholly-owned subsidiary of Jefferson Smurfit Corporation, with and into Stone Container Corporation.

Signature: /s/ Roger W. Stone
           ------------------------
           Roger W. Stone

Date: October 8, 1998